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                                                                    EXHIBIT 23.3



[LETTERHEAD]

June 5, 1998



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

          RE: MAXTOR CORPORATION REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     As counsel to Maxtor Corporation (the "Company"), we hereby consent to the filing of this consent of counsel as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

                                        Respectfully submitted,

                                        /s/ Gray Cary Ware & Freidenrich LLP

                                        GRAY CARY WARE & FREIDENRICH LLP





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